Exhibit 24

POWER OF ATTORNEY

      Know by all these presents, that the undersigned hereby constitutes and appoints each of Lee Chung and Jesse Gill, signing singly, the undersigned's true and lawful attorney-in-fact to:
        1)        prepare, execute for and on behalf of the undersigned, in the undersigned's name, place and stead in any and all capacities related to ClearPoint Business Resources, Inc.
("ClearPoint"), any and all filings by the undersigned with the United States Securities and
Exchange Commission (the "SEC") (a) pursuant to Section 13 of the Securities Exchange Act of
1934 and the rules thereunder, as amended (the "Exchange Act"), and (b) pursuant to Section 16 of the Exchange Act, and with respect to either of the foregoing clauses (a) and (b), any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities issued by ClearPoint;
        2)        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and deliver any such filing, form or report as described in paragraph (1) above, and timely file such filing, form or report with the SEC and any stock exchange or similar authority; and
        3)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is ClearPoint assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any such filing, form or report as described in paragraph (1) above, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 24, 2008.
/s/ Vahan Kololian
Name:        Vahan Kololian